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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement No. 333-33999 of Tyco International Ltd. on Form S-8 of our report dated June 26, 2006, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan V as of December 31, 2005 and 2004, and for the year ended December 31, 2005, and the related schedule as of December 31, 2005, which appears in this Form 11-K.

/s/ Mitchell & Titus, LLP New York, New York June 26, 2006

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Consent of Independent Registered Public Accounting Firm